                                                                     EXHIBIT 2.1

================================================================================

                            ASSET PURCHASE AGREEMENT
                                  for VANIQA(R)

                                     between

                   WESTWOOD-SQUIBB COLTON HOLDINGS PARTNERSHIP
                                   as Seller,
                              THE GILLETTE COMPANY,
                          BRISTOL-MYERS SQUIBB COMPANY


                                       and


                          WOMEN FIRST HEALTHCARE, INC.
                                  as Purchaser


                            Dated as of June 25, 2002

================================================================================

                         -----------------------------

                                TABLE OF CONTENTS
                                -----------------

SECTION 1. DEFINITIONS AND INTERPRETATION........................................   5
   SECTION 1.01. DEFINED TERMS...................................................   5
   SECTION 1.02. OTHER DEFINED TERMS.............................................   7
   SECTION 1.03. INTERPRETATION..................................................   8
   SECTION 1.04. SINGULAR; PLURAL; USE OF WORDS..................................   8

SECTION 2. CONSUMMATION OF TRANSACTION...........................................   9
   SECTION 2.01. ACQUIRED ASSETS.................................................   9
   SECTION 2.02. ASSUMED LIABILITIES.............................................  10
   SECTION 2.03. LICENSE TO RETAINED INFORMATION.................................  11
   SECTION 2.04. PURCHASE PRICE..................................................  11
   SECTION 2.05. CLOSING; DELIVERIES.............................................  12
   SECTION 2.06. RISK OF LOSS....................................................  14

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER..............................  14
   SECTION 3.01. ORGANIZATION, ETC...............................................  14
   SECTION 3.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY...............  14
   SECTION 3.03. CONSENTS AND APPROVALS; NO VIOLATIONS...........................  14
   SECTION 3.04. FINANCIAL STATEMENTS AND BOOKS AND RECORDS......................  15
   SECTION 3.05. ABSENCE OF CERTAIN CHANGES......................................  15
   SECTION 3.06. TITLE OF ASSETS.................................................  15
   SECTION 3.07. INTELLECTUAL PROPERTY...........................................  15
   SECTION 3.08. COMPLIANCE WITH LAW.............................................  17
   SECTION 3.09. REGULATORY MATTERS..............................................  17
   SECTION 3.10. INVENTORY.......................................................  18
   SECTION 3.11. LITIGATION......................................................  18
   SECTION 3.12. ENVIRONMENTAL CLAIMS............................................  18
   SECTION 3.13. BROKERS OR FINDERS..............................................  18
   SECTION 3.14. CONTRACTS AND COMMITMENTS.......................................  18
   SECTION 3.15. NO OTHER SELLER REPRESENTATIONS OR WARRANTIES...................  19

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER ..........................  19
   SECTION 4.01. ORGANIZATION, ETC...............................................  19
   SECTION 4.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY...............  19
   SECTION 4.03. CONSENTS AND APPROVALS; NO VIOLATIONS...........................  19
   SECTION 4.04. LITIGATION......................................................  20
   SECTION 4.05. BROKERS OR FINDERS..............................................  20
   SECTION 4.06. NO OTHER PURCHASER REPRESENTATIONS OR WARRANTIES................  20

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BMS ................................  20
   SECTION 5.01. ORGANIZATION, ETC...............................................  20
   SECTION 5.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY...............  21

                                       (i)

                         -----------------------------

   SECTION 5.03. CONSENTS AND APPROVALS; NO VIOLATIONS...........................  21
   SECTION 5.04. BROKERS OR FINDERS..............................................  21
   SECTION 5.05. LITIGATION......................................................  21
   SECTION 5.06. NO OTHER BMS REPRESENTATIONS OR WARRANTIES......................  22

SECTION 6. REPRESENTATIONS AND WARRANTIES OF GILLETTE ...........................  22
   SECTION 6.01. ORGANIZATION, ETC...............................................  22
   SECTION 6.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY...............  22
   SECTION 6.03. CONSENTS AND APPROVALS; NO VIOLATIONS...........................  22
   SECTION 6.04. BROKERS OR FINDERS..............................................  23
   SECTION 6.05. LITIGATION......................................................  23
   SECTION 6.06. NO OTHER GILLETTE REPRESENTATIONS OR WARRANTIES.................  23

SECTION 7. COVENANTS ............................................................  23
   SECTION 7.01. TRANSFER OF REGULATORY MATTERS..................................  23
   SECTION 7.02. ACCESS TO INFORMATION...........................................  24
   SECTION 7.03. CONFIDENTIALITY.................................................  25
   SECTION 7.04. TRANSFER TAX....................................................  25
   SECTION 7.05. FURTHER ASSURANCES..............................................  25
   SECTION 7.06. NO USE OF CERTAIN NAMES.........................................  25
   SECTION 7.07. BULK TRANSFER LAWS..............................................  26
   SECTION 7.08. REBATES; RETURNS HANDLING.......................................  26
   SECTION 7.09. ADVERSE EVENT REPORTING.........................................  27
   SECTION 7.10. CUSTOMER NOTIFICATIONS..........................................  28
   SECTION 7.11. NO ACTIVE SOLICITATION OF RETURNS...............................  28
   SECTION 7.12. HANDLING OF INVENTORY...........................................  28
   SECTION 7.13. NON-COMPETITION.................................................  29
   SECTION 7.14. NON-SOLICITATION................................................  29
   SECTION 7.15. PUBLICITY.......................................................  29

SECTION 8. CONDITIONS TO OBLIGATIONS ............................................  30
   SECTION 8.01. CONDITIONS TO OBLIGATIONS OF PURCHASER..........................  30
   SECTION 8.02. CONDITIONS TO OBLIGATIONS OF SELLER.............................  30
   SECTION 8.03. CONDITIONS TO OBLIGATIONS OF ALL PARTIES........................  30
   SECTION 8.04. WAIVER OF CLOSING CONDITIONS....................................  31

SECTION 9. SURVIVAL; INDEMNIFICATION ............................................  31
   SECTION 9.01. SURVIVAL OF REPRESENTATIONS.....................................  31
   SECTION 9.02. INDEMNIFICATION BY SELLER, BMS AND GILLETTE.....................  31
   SECTION 9.03. INDEMNIFICATION BY PURCHASER....................................  33
   SECTION 9.04. CALCULATION OF LOSSES...........................................  33
   SECTION 9.05. PROCEDURES......................................................  34
   SECTION 9.06. SOLE REMEDY; NO ADDITIONAL REPRESENTATIONS......................  35
   SECTION 9.07. LIMITATIONS ON LIABILITY........................................  35
   SECTION 9.08. COOPERATION.....................................................  36

                                      (ii)

                         -----------------------------

   SECTION 9.09. INDEMNIFICATION IN CASE OF STRICT LIABILITY OR
      INDEMNITEE NEGLIGENCE......................................................  36

SECTION 10. AMENDMENTS AND WAIVERS...............................................  36

SECTION 11. MISCELLANEOUS .......................................................  36
   SECTION 11.01. NOTICES........................................................  36
   SECTION 11.02. DESCRIPTIVE HEADINGS...........................................  38
   SECTION 11.03. COUNTERPARTS...................................................  38
   SECTION 11.04. ENTIRE AGREEMENT...............................................  38
   SECTION 11.05. FEES AND EXPENSES..............................................  38
   SECTION 11.06. INJUNCTIVE RELIEF..............................................  38
   SECTION 11.07. ASSIGNMENT.....................................................  39
   SECTION 11.08. SUCCESSORS AND ASSIGNS.........................................  39
   SECTION 11.09. SEVERABILITY...................................................  39
   SECTION 11.10. WAIVER OF JURY TRIAL...........................................  39
   SECTION 11.11. DISPUTE RESOLUTION.............................................  39
   SECTION 11.12. GOVERNING LAW..................................................  40
   SECTION 11.13. SCHEDULES, EXHIBITS AND OTHER AGREEMENTS.......................  40


EXHIBITS
--------
   Exhibit A  License Agreement
   Exhibit B  Supply Agreement
   Exhibit C  Assignment of BMS Patents
   Exhibit D  Assignment of Copyrights
   Exhibit E  Assignment of Internet Names
   Exhibit F  Assignment of Trademarks
   Exhibit G  Assumption Agreement
   Exhibit H  Bill of Sale
   Exhibit I  Seller's Officer's Certificate
   Exhibit J  BMS' Officer's Certificate
   Exhibit K  Gillette's Officer's Certificate
   Exhibit L  Purchaser's Officer's Certificate


SCHEDULES
---------

   Schedule 1.01(a)   Inventory
   Schedule 1.01(b)   Representatives for Knowledge Representations
   Schedule 1.01(c)   Product Registrations
   Schedule 2.04(c)   Allocation of Purchase Price
   Schedule 2.05(c)   Wire Transfer Instructions
   Schedule 3.04      Financial Statements
   Schedule 3.07(a)   Intellectual Property
   Schedule 3.09(d)   Regulatory Matters

                                     (iii)

                         -----------------------------

   Schedule 3.14   Contracts
   Schedule 7.14   Employees Subject to Non-Solicitation Provision
   Schedule 7.15   Initial Press Release

                                      (iv)

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of June 25, 2002, (the "Agreement Date") is among Westwood-Squibb Colton Holdings Partnership ("Seller"), a partnership between Colton Research and Development, Inc. ("GSub"), a wholly owned subsidiary of The Gillette Company ("Gillette"), and Westwood-Squibb Holdings, Inc. ("BMSub"), a wholly owned subsidiary of Bristol-Myers Squibb Company ("BMS"); Gillette; BMS; and Women First HealthCare, Inc. ("Purchaser").

                                    RECITALS

     WHEREAS, Seller is engaged in the business, directly or indirectly through its Affiliates (as defined in Section 1.01), of manufacturing, distributing, marketing and selling current presentations and formulations of the prescription form of VANIQA(R) (eflornithine hydrochloride) Cream, 13.9% (the "Product") for use in the Indication (as defined in Section 1.01) (such business as conducted on the Closing Date (as defined in Section 2.05(a)) by Seller, the "Business"), which as of the Agreement Date has been launched in the United States;

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, Seller's right, title and interest in and to the Business;

     WHEREAS, Purchaser desires to assume, and Seller desires to have assumed, the Assumed Liabilities (as defined in Section 2.02);

     WHEREAS, in connection with and as a condition to the consummation of the transactions contemplated by this Agreement, the parties will enter into that certain License Agreement, in the form attached hereto as Exhibit A, pursuant to which BMS and Gillette will grant certain licenses to their respective proprietary technology on the terms and conditions set forth therein (the "License Agreement"); and

     WHEREAS, in connection with and as a condition to the consummation of the transaction contemplated by this Agreement, BMS and Purchaser will enter into that certain Supply Agreement, in the form attached hereto as Exhibit B, pursuant to which BMS will agree to supply Purchaser with the Product on the terms and conditions set forth therein (the "Supply Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   SECTION 1.
                         DEFINITIONS AND INTERPRETATION

     Section 1.01. Defined Terms.

     For purposes of this Agreement:

     "Accounts Receivable" shall mean all accounts receivable, notes receivable and other indebtedness due and owed by any Third Party to Seller, BMS, Gillette and their respective Affiliates arising or held in connection with the Business as of the close of business on the Closing Date other than the Receivable.

     "Acquired Assets" shall mean (a) the Intellectual Property, (b) the Books and Records, (c) the Marketing Materials, (d) the Inventory, (e) the Regulatory Documentation, (f) the content (including the design and look and feel) of the web sites having any of the URLs listed on
Schedule 3.07(a) (excluding all Names), (g) the Receivable; and (h) all rights relating to the foregoing, including all claims, counterclaims, credits, causes of action, choses in action, rights of recovery and rights of setoff, but specifically excluding the Excluded Assets.

         "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with, the specified Person. For purposes of this definition, (a) the term "control" as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise, and
(b) BMSub, GSub and their respective successors and assigns shall be deemed to control Seller. For the avoidance of doubt, BMS and its Affiliates and Gillette and its Affiliates shall not be deemed Affiliates of each other.

         "Assignment of BMS Patents" shall mean the Assignment of BMS Patents agreement executed by BMS and Purchaser in substantially the form of Exhibit C.

         "Assignment of Copyrights" shall mean the Assignment of Copyrights agreement executed by Seller, BMS and Purchaser in substantially the form of Exhibit D.

         "Assignment of Internet Names" shall mean the Assignment of Internet Names agreement executed by Seller, BMS and Purchaser in substantially the form of Exhibit E.

         "Assignment of Trademarks" shall mean the Assignment of Trademarks agreement executed by Seller, BMS and Purchaser with respect to the Trademarks, in substantially the form of Exhibit F.

         "Assumption Agreement" shall mean the Assumption Agreement executed by Purchaser in substantially the form of Exhibit G.

         "Bill of Sale" shall mean the Bill of Sale in substantially the form of Exhibit H.

         "BMS Know-How" shall have the meaning set forth in the License
Agreement.

         "BMS Patents" shall mean (a) U.S. Patent Application Serial Number 60/315,832 and U.S. Patent Application Serial Number 60/312,657, (b) all divisionals, continuations, continuations-in-part, reissues, extensions, reexaminations, or renewal applications related to the foregoing; and (c) all foreign equivalents to any of the foregoing. All such patents and foreign equivalents granted or filed as of the date of this Agreement are set forth on
Schedule 3.07(a).

         "Books and Records" shall mean (a) all books, records and recorded information, including customer and supplier lists, held in Seller's name or in BMS' name on Seller's behalf and in each case exclusively related to the Business as of the Closing Date and (b) laboratory books, batch records, stability and clinical studies and regulatory files, if any, exclusively related to the BMS Patents.

         "C.F.R." shall mean the U.S. Code of Federal Regulations.

         "Cleanup" shall mean all actions required to (A) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

         "Contract" shall mean any agreement, contract, evidence of indebtedness, purchase order, lease, security or pledge agreement, or license to which Seller is a party or is bound and which relates to the Business or Seller's operations of manufacturing, distributing, marketing and selling the Product, whether oral or written, but excluding all Employee Plans.

         "Copyrights" shall mean the copyrights, copyright registrations and applications held in Seller's name or in BMS' name on Seller's behalf and in each case set forth on Schedule 3.07(a).

         "Default" shall mean (i) a breach of or default under any Contract,
(ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or
(iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

         "Employee Plan" shall mean each employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Seller, BMS or Gillette covering any employee of Seller, BMS or Gillette.

         "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Seller, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws. For the sake of clarity, none of the foregoing shall be included as an Environmental Claim if arising from circumstances which occur after Seller, has transferred ownership of the Product to a customer. For the avoidance of doubt, the preceding sentence does not exclude as an Environmental Claim, any claim, action, cause of action, investigation or notice relating to a Release in connection with the manufacture of the Product at the manufacturing facility of Seller or BMS, as the case may be.

         "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

         "Excluded Assets" shall mean all (a) real property, (b) Accounts Receivable, cash and cash equivalents, (c) Patents and similar instruments covering the Product or covering any technology incorporated in the Product, (d) commitments, Contracts, contracts, licenses, leases, purchase orders, loan agreements, mortgage agreements, indentures, debentures, notes, letters of credit and other agreements, whether express or oral, (e) inventory, including raw materials, goods in process, finished goods, goods-in-transit, packaging, supplies and labels, other than the Inventory, (f) buildings, fixtures, machinery, tools, dies, furniture, furnishings, plans, office and manufacturing equipment, vehicles and other fixed assets, (g) the Names, (h) assets, properties and rights of Seller, BMS and Gillette and any of their respective Affiliates other than the Acquired Assets, (i) any refund or credit of Taxes attributable to any Taxes payable by Seller, BMS, Gillette or any of their respective Affiliates for any Pre-Closing Tax Period, (j) Retained Information and (k) rights relating to the foregoing, including all claims, counterclaims, credits, causes of action, choses in action, rights of recovery and rights of setoff.

         "FDA" shall mean the United States Food and Drug Administration, or any successor entity.

         "Financial Statements" shall mean an unaudited statement of net sales and product contribution for the Business as of March 31, 2002 and an audited statement of net sales and product contribution for the Business for the year ended December 31, 2001 and the four-month period ended December 31, 2000.

         "GAAP" shall mean United States generally accepted accounting principles as in effect on the Agreement Date.

         "Gillette Know-How" shall have the meaning set forth in the License Agreement.

         "Gillette Patents" shall have the meaning set forth in the License Agreement.

         "Governmental Entity" shall mean any court of competent jurisdiction, legislature, governmental agency, administrative agency or commission or other governmental authority or other instrumentality of the United States or any other country, any state, county, city or other political subdivision.

         "Hazardous Materials" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S)300.5, or defined as such by, or regulated as such under, any Environmental Laws.

         "Indication" shall mean the treatment of unwanted facial hair in women.

         "Intellectual Property" shall mean, collectively, (a) the Know-How, (b) the Trademarks, (c) the Copyrights, (d) the Trade Dress, (e) the Internet Names; and (f) the BMS Patents.

         "Internet Names" shall mean the web addresses, domain names and phone numbers held in Seller's name or in BMS' name on Seller's behalf and in each case set forth in Schedule 3.07(a), and the applications and registrations therefor.

         "Inventory" shall mean the units of finished Product (SKU # 150030), packaged for commercial sale in the possession of Seller or BMS as of the Closing Date with an expiration date of June 2003, as set forth on Schedule 1.01(a).

         "Know-How" shall mean any and all Manufacturing Know-How, product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, engineering and other manuals and drawings, standard operating procedures, formulae, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety, quality assurance, quality control and clinical data, technical information, research records, and all other confidential or proprietary technical and business information that is currently owned by the Seller and used exclusively in the Business for the sale of the Product as of the Closing Date. For the sake of clarity, none of the foregoing information shall be included in Know-How to the extent that such information is covered by any claim of any Patent.

         "Knowledge" shall mean (a) with respect to Seller, the actual knowledge of each of the representatives set forth on Schedule 1.01(b) after due inquiry,
(b) with respect to each of BMS and

Gillette, the actual knowledge of the representatives of such party set forth on
Schedule 1.01(b) after due inquiry, and (c) with respect to any other party, the actual knowledge of any officer of such party after due inquiry.

         "Liability" shall mean any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

         "Lien" shall mean any lien (statutory or otherwise), claim, charge, option, security interest, pledge, mortgage, restriction, financing statement or similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

         "Manufacturing Know-How" shall mean the percentages and specifications of ingredients, the manufacturing processes, specifications, technology, inventions, assays, quality control and testing procedures, know-how and trade secrets owned by the Seller and used exclusively to manufacture, formulate, test and package the Product for sale, marketing and distribution as of the Closing Date. For the sake of clarity, none of the foregoing information shall be included in Know-How to the extent that such information is covered by any claim of any Patent.

         "Marketing Materials" shall mean all marketing materials, marketing research data, customer and sales information, product literature, promotional materials and data, advertising and display materials and all training materials in whatever medium (e.g., audio, visual or print) held in Seller's name or in BMS' name on Seller's behalf and exclusively related to the Business or the Acquired Assets as of the Closing Date.

         "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect, whether individually or in the aggregate, (a) on the business, operations, financial condition, assets or properties, Liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby, provided, however, a material adverse effect shall not include general economic or industry circumstances or events, or economic or industry trends specific to such Person.

         "Names" shall mean "Bristol-Myers Squibb Company", "Bristol-Myers Squibb", "Westwood-Squibb Colton Holdings Partnership", "Bristol-Myers Product", "BMS", "B-MS", "Squibb" "E.R. Squibb & Sons", "Gillette", "The Gillette Company", "Westwood-Squibb Holdings", "Colton Research and Development", variations and derivatives thereof, any other logos or trademarks, trade names or service marks of Seller, BMS, Gillette and their respective Affiliates other than the Trademarks, and any NDC Numbers of Seller, BMS, Gillette and their respective Affiliates.

         "NDA" shall mean any new drug application filed pursuant to the requirements of the FDA, as more fully defined in 21 C.F.R. (S)314.5 et seq., and any equivalent application filed with any Governmental Entity.

         "NDC Number" shall mean the unique, identifying number assigned to a drug product, including the labeler code, product code and package code, in connection with the drug listing requirements of Section 510(j) of the FD&C Act and applicable FDA rules and regulations.

         "Patents" shall mean patents and patent applications, and all additions, divisions, continuations, continuations-in-part, provisionals, continued prosecution applications, substitutions, reissues, extensions, registrations and renewals of any of the foregoing.

         "Permitted Liens" shall mean, collectively (a) Liens for Taxes or assessments which are not yet due or delinquent or are being contested in good faith by appropriate proceedings, and (b) statutory mechanics', warehousemen's, materialmen's, contractors', workmen's, repairmen's and carriers' liens, and other similar Liens arising in the ordinary course for obligations which are not delinquent.

         "Person" shall mean any individual, group, corporation, partnership or other organization or entity, including any Governmental Entity.

         "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

         "Product Registrations" shall mean the NDAs (including any marketing authorization approvals) and comparable regulatory filings and approvals for the Product held in Seller's name or in BMS' name on Seller's behalf and in each case as set forth in Schedule 1.01(c).

         "Receivable" shall mean that certain account receivable of Seller relating to invoice number 327911 issued to Quality King in the amount of Two Hundred Fifty-One Thousand Seven Hundred Eighty-Four Dollars ($251,784.00).

         "Registered Intellectual Property" shall mean any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Entity or other public legal authority.

         "Regulatory Documentation" shall mean all (a) regulatory filings and supporting documents, chemistry, manufacturing and controls data and documentation, preclinical and clinical studies and tests, (b) records maintained under record keeping or reporting requirements of the FDA or any other Governmental Entity including without limitation the drug master file and Investigational New Drug application, and (c) the complete complaint, adverse event and medical inquiry filings with respect to the Product; in each case held in Seller's name or in BMS' name on Seller's behalf and in each case exclusively related to the Business, including the Product Registrations.

         "Related Instruments" shall mean the License Agreement, Supply Agreement, Confidentiality Agreement, Bill of Sale, Assumption Agreement, Assignment of Trademarks, Assignment of Copyrights, Assignment of BMS Patents, Assignment of Internet Names, Seller's Officer's Certificate, Purchaser's Officer's Certificate, BMS' Officer's Certificate, Gillette's Officer's Certificate and any other agreements entered into in connection with the transaction contemplated in this Agreement.

         "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in, the air, soil, surface water, groundwater or property, provided that none of the foregoing shall be included as a Release if arising from circumstances which occur after Seller or BMS, as applicable, has transferred ownership of the Product to a customer. For the avoidance of doubt, the preceding definition does not exclude any such occurrence as a Release at the manufacturing facility of Seller or BMS, as the case may be, in connection with the manufacture of the Product.

         "Requirements of Laws" means any applicable foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances, enforceable judgments, injunctions, decrees and orders, permits, approvals, treaties, enacted, adopted, issued or promulgated by any Governmental Entity or common law in effect as of the Closing Date.

         "Retained Information" shall mean any and all books and records prepared and maintained by the Seller, BMS, Gillette or their respective Affiliates in connection with the Business (excluding any information or documents relating to the sale of the Business), including laboratory books, batch records, stability studies and regulatory files (including correspondence with regulatory authorities and any memoranda or other documents prepared by the Seller, BMS, Gillette or their respective Affiliates), that do not relate exclusively to the Business.

         "Taxes", or "Tax" in the singular form, shall mean any and all taxes, levies or other like assessments, including, but not limited to, income, transfer, gains, gross receipts, excise, inventory, property (real, personal or intangible), custom duty, sales, use, license, withholding, payroll, employment, capital stock and franchise taxes, imposed by any Governmental Entity.

         "Tax Return" shall mean any report, return or other information filed with any taxing authority with respect to Taxes imposed upon or attributable to the operations of the Business.

         "Third Party" shall mean a Person who or which is neither a party nor an Affiliate of a party.

         "Trade Dress" shall mean the trade dress and packaging, including without limitation the registered trade dress set forth on Schedule 3.07(a), held in Seller's name or in BMS' name on Seller's behalf and in each case exclusively used in the Business as of the Closing Date, but in any event excluding the Names.

         "Trademarks" shall mean the trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor held in Seller's name or in BMS' name on Seller's behalf and in each case as set forth on Schedule 3.07(a), together with the goodwill associated therewith.

         "United States" or "U.S." shall mean the fifty (50) states of the United States of America, the District of Columbia, Puerto Rico and all possessions and territories of the United States of America.

         "U.S.C." shall mean the U.S. Code.

         Section 1.02. Other Defined Terms.

         The following terms have the meanings set forth in the Sections set forth below:

         Term                                                Section
         ----                                                -------
         Acquiring Party                                     7.12
         Agreement                                           Preamble
         Agreement Date                                      Preamble
         Assumed Liabilities                                 2.02(a)
         BMS                                                 Preamble
         BMS' Officer's Certificate                          2.05(b)(ii)
         BMSub                                               Preamble
         Business                                            Recitals
         Closing                                             2.05(a)
         Closing Date                                        2.05(a)
         Competitive Activities                              7.12
         Confidentiality Agreement                           7.03(a)

         Term                                            Section
         ----                                            -------
         Conflict                                        3.03(a)
         Disclosure Schedule                             Preamble to Section 3
         Excluded Liabilities                            2.02(b)
         FD&C Act                                        3.08
         Gillette                                        Preamble
         Gillette's Officer's Certificate                2.05(b)(iii)
         GSub                                            Preamble
         Indemnified Party                               9.05(a)
         Indemnifying Party                              9.05(a)
         License Agreement                               Recitals
         Losses                                          9.02(a)
         Manufacturing Liabilities                       2.02(b)(ii)
         Non-Serious Adverse Event                       7.09(c)
         Proceedings                                     3.07(d)
         Product                                         Recitals
         Purchase Price                                  2.04(a)(i)
         Purchaser                                       Preamble
         Purchaser's Officer's Certificate               2.05(c)(ii)
         Rebate Programs                                 7.08(a)
         Seller                                          Preamble
         Seller's Officer's Certificate                  2.05(b)(i)
         Serious Adverse Event                           7.11(c)
         Supply Agreement                                Recitals
         Third Party Claim                               9.05(a)
         Transfer Tax                                    7.04

        Section 1.03.  Interpretation.

        In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        Section 1.04.  Singular; Plural; Use of Words.

        The definitions of the terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document in this Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement), (b) any reference in this Agreement to any Person shall be construed to include the Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, and (d) all references in this Agreement to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits and Schedules of this Agreement.

                                   SECTION 2.
                           CONSUMMATION OF TRANSACTION

       Section 2.01.     Acquired Assets.

               (a)  Transfer of Acquired Assets.

                        (i) On the terms and subject to the conditions of this Agreement, at the Closing, Seller and BMS shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller and BMS, all the right, title and interest of Seller and BMS as of the Closing Date in, to and under the Acquired Assets.

                        (ii) Purchaser acknowledges and agrees that the Acquired Assets do not include, and none of Seller, BMS, Gillette or their respective Affiliates are selling or conveying to Purchaser,
                              (A) any rights in or to any Patents other than the BMS Patents, (B) any rights in or to any other intellectual property other than the Intellectual Property or (C) any rights in or to any Excluded Assets.

                        (iii) Notwithstanding anything contained in this
                              Agreement to the contrary, (A) from and after the Closing, Seller, BMS, Gillette and their respective Affiliates shall retain all of their respective rights, title and interest in and to the Excluded Assets, and (B) Seller and/or BMS may retain an archival copy of all Books and Records, Marketing Materials, Regulatory Documentation and other documents or materials conveyed by Seller and/or BMS, as the case may be, hereunder.

               (b) No Assignment. Notwithstanding anything to the contrary contained in this Agreement, if the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Purchaser of any asset that would be an Acquired Asset is (i) prohibited by any Requirements of Laws or (ii) would require any authorizations, approvals, consents or waivers from a Third Party or Governmental Entity and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, then in either case the Closing shall proceed without the sale, assignment, transfer, conveyance or delivery of such asset and this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery of such asset. In the event that the Closing proceeds without the sale, assignment, transfer, conveyance or delivery of any such asset, then following the Closing, the parties shall use their all reasonable commercial efforts, and cooperate with each other in good faith, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that Seller shall not be required to pay any consideration to obtain any such authorization, approval, consent or waiver. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in good faith in any reasonable and lawful arrangements that will provide to Purchaser the benefits of use of such asset and to Seller the benefits, including any indemnities, that, in each case, it would have obtained had the asset been conveyed to Purchaser at the Closing. To the extent that Purchaser is provided the benefits of an asset pursuant to this Section 2.01(b), Purchaser shall (i) perform the obligations of Seller with respect to such asset, including any payments to be made with respect thereto, and (ii) shall satisfy any related obligations and Liabilities with respect to such asset that, but for the lack of an authorization, approval, consent or waiver to assign such obligations or Liabilities to Purchaser, would be Assumed Liabilities. If authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any such asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Seller shall assign, transfer, convey and deliver such asset to Purchaser at no additional cost to Purchaser.

       Section 2.02.  Assumed Liabilities.

               (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing Date, and Purchaser shall pay, perform and discharge when due, the following Liabilities, obligations and commitments of Seller and its Affiliates (the "Assumed Liabilities"):

                        (i) all Liabilities, obligations and commitments that Purchaser has expressly assumed or agreed to assume under this Agreement;

                        (ii) all Liabilities arising out of or relating to any product liability, breach of warranty or similar claim for injury to person or property due to the use or misuse of the Product or the Acquired Assets, to the extent arising from claims which are asserted after the Closing Date other than (A) those Manufacturing Liabilities (defined below) included as an Excluded Liability pursuant to
                              Section 2.02(b)(ii), and (B) any Liabilities for which Purchaser is indemnified pursuant to the Supply Agreement; and

                        (iii) all other Liabilities, obligations and commitments
                              of whatever kind and nature relating to the Business, the Product, the Acquired Assets, or the ownership, sale or lease of any of the Acquired Assets, to the extent arising from claims made after the Closing Date.

               (b) Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.02(a), Purchaser shall not assume, or otherwise be responsible for, any Liabilities of Seller, BMS or Gillette whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

                        (i) all Liabilities arising out of or relating to any product liability, breach of warranty or similar claim for injury to person or property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products, due to the use or misuse of the Product or the Acquired Assets, to the extent arising from claims which have been asserted on or prior to the Closing Date;

                        (ii) any Liabilities relating to the failure of Seller, BMS or Gillette to manufacture, test, label, package, store, handle or ship the Product in accordance with (A) the written specifications for the Product set forth in the applicable NDA as of the date of manufacture or (B) cGMP (as defined in the Supply Agreement) and any other applicable Requirements of Laws to the extent arising from Product manufactured by or on behalf of Seller on or prior to the Closing Date ("Manufacturing Liabilities");

                        (iii) any Liability to or in respect of any employees or
                              former employees of Seller, BMS or Gillette, including without limitation (A) any employment agreement, whether or not written, between Seller, BMS or Gillette and any Person, (B) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller, BMS or Gillette or under which Seller, BMS or

                              Gillette may incur Liability, or any
                              contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's, BMS' or Gillette's withdrawal or partial withdrawal from or termination of any Employee Plan and (C) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

                        (iv) any Liability of Seller, BMS or Gillette in respect of any Tax (except as contemplated by Section 7.04 below); and

                        (v) Environmental Claims arising from occurrences prior to the Closing Date.

               (c) Purchaser's obligations under this Section 2.02 shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any Related Instrument or any right or alleged right to indemnification under this Agreement or any Related Instrument.

               (d) For the avoidance of doubt, if there is any conflict between the terms of this Section 2.02 and the Supply Agreement with respect to the Liabilities arising out of, or directly related to the Product (as such term is defined in the Supply Agreement) sold by BMS or any of its Affiliates to Purchaser pursuant to the Supply Agreement, the terms of the Supply Agreement shall govern.

       Section 2.03.  License to Retained Information.

       In partial consideration of the Purchase Price, each of Seller, BMS and Gillette hereby grant to Purchaser a worldwide, perpetual, royalty-free, irrevocable, transferable and sublicensable license, under the Retained Information to make, have made, use, have used, offer for sale, sell, import and export the Product and Improvements (as defined in the License Agreement) thereto for the Indication. Such license shall be exclusive (even as to Seller, BMS and Gillette) for a period of ten (10) years following the Closing Date and non-exclusive thereafter. For the avoidance of doubt, BMS and Gillette shall have the right to use the Retained Information for all purposes other than to make, have made, use, have used, offer for sale, sell, import and export the Product and Improvements (as defined in the License Agreement) thereto for the Indication. The license contemplated by this Section 2.03 includes the exclusive (even as to Seller, BMS and Gillette) right of Purchaser to use the Retained Information to independently pursue a prescription to over-the-counter switch of the Product or to independently pursue improved formulations that contain eflornithine hydrochloride as an active ingredient, prescription or over-the-counter, of the Product for the Indication. Any rights to the Retained Information not expressly granted by Seller, BMS or Gillette pursuant to the foregoing are hereby reserved by such party.

       Section 2.04.  Purchase Price.

               (a) Purchase Price. As full and fair consideration for the Acquired Assets, Purchaser agrees to:

                      (i) deliver or cause to be delivered at the Closing an amount equal to Thirty-Eight Million Five Hundred Thousand Dollars ($38,500,000.00); and

                      (ii) assume the Assumed Liabilities as of the Closing.

               (b) Determination of Purchase Price. The parties acknowledge that the Purchase Price has been reduced to take into consideration an appropriate credit to Purchaser for the amount of excess inventory of Product in the distribution channels at the wholesaler and retailer levels and Purchaser's assumption of responsibility for rebates as provided in Section 7.08(a) and for returns and credits as provided in Section 7.08(b). Therefore, Purchaser shall have no recourse against any of Seller, BMS and/or Gillette with respect to claims relating to any of the foregoing; subject, however, to Seller's obligation not to sell or have sold by either BMS or Gillette on Seller's behalf Product during the period from June 1, 2002 through the Closing Date with aggregate gross sales in excess of $470,000, (excluding the Receivable).

               (c) Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets in the manner set forth on Schedule 2.04(c), in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, following the Closing Date. Purchaser, Seller, BMS and Gillette agree
(i) to report the sale of the Acquired Assets for federal and state Tax purposes in accordance with the allocations set forth on Schedule 2.04(c), and (ii) not to take any position inconsistent with such allocations on any of their respective Tax Returns. All payments made pursuant to Section 2.04(b) and
Section 9 shall be deemed adjustments to the Purchase Price.

        Section 2.05.  Closing; Deliveries.

               (a) Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005. The parties intend for the Closing to occur simultaneously with the execution and delivery of this Agreement. This Agreement shall not be considered executed and delivered by the parties until the Closing has occurred. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

               (b)  Closing Deliveries by Seller, BMS and Gillette.

                      (i) At the Closing, Seller shall deliver or cause to be delivered four (4) originals or facsimiles (with originals to follow within forty-eight (48) hours after the Closing) of each of the following, in each case duly executed by Seller, (A) this Agreement,
                            (B) the Bill of Sale, (C) the Assignment of
                            Copyrights, (D) the Assignment of Trademarks, (E) the Assignment of Internet Names, (F) a certificate, duly executed by an authorized officer of Seller, in substantially the form attached hereto as Exhibit I ("Seller's Officer's Certificate"), and (G) a certified copy of the resolutions of the Executive Committee of Seller approving the transactions contemplated hereby.

                      (ii) At the Closing, BMS shall deliver or cause to be delivered four (4) originals or facsimiles (with originals to follow within forty-eight (48) hours after the Closing) of each of the following, in each case duly executed by BMS, (A) this Agreement, (B) the Bill of Sale, (C) the Assignment of Copyrights,
                            (D) the Assignment of Trademarks, (E) the Assignment of BMS Patents, (F) the License Agreement, (G) the Supply Agreement, (H) the Assignment of Internet Names, and (I) a certificate, duly executed by an authorized officer of BMS, in substantially the form attached hereto as Exhibit J ("BMS' Officer's Certificate").

                      (iii) At the Closing, Gillette shall deliver or cause to
                            be delivered four (4) originals or facsimiles (with originals to follow within forty-eight (48) hours after the Closing) of each of the following, in each case duly executed by Gillette, (A) this Agreement, (B) the License Agreement, and (C) a certificate, duly executed by an authorized officer of Gillette, in substantially the form attached hereto as Exhibit K ("Gillette's Officer's Certificate").

               (c) Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered:

                      (i) to Seller, the Purchase Price, in immediately available U.S. dollars, by electronic funds transfer, in the amounts and to the accounts of such entities as are designated by Seller on Schedule 2.05(c) (to the relevant account numbers of the accounts of such entities to which such transfers should be made, as such entities shall have designated to Purchaser in writing prior to the Closing).

                      (ii) four (4) originals or facsimiles (with originals to follow within forty-eight (48) hours after the Closing) of each of the following, in each case duly executed by Purchaser, (A) this Agreement, (B) the Assignment of Copyrights, (C) the Assignment of Trademarks, (D) the Assignment of BMS Patents, (E) the License Agreement, (F) the Supply Agreement, (G) the Assignment of Internet Names, (H) the Assumption Agreement, (I) a certificate, duly executed by an authorized officer of Purchaser, in substantially the form attached hereto as Exhibit L ("Purchaser's Officer's Certificate"), and (J) a certified copy of the resolutions of the Board of Directors of Purchaser approving the transactions contemplated hereby.

               (d) Delivery of Documents. All documents delivered at the Closing by the parties pursuant to Sections 2.05(b) and (c)(ii) shall be dated as of the Closing Date. At the Closing, one (1) original of each of the foregoing documents shall be delivered to each of Seller, BMS, Gillette and Purchaser.

               (e) Delivery of Certain Acquired Assets. On the Closing Date, title to the Inventory, the Regulatory Documentation, the Books and Records and the Marketing Materials shall be transferred to Purchaser. Immediately following the Closing, Seller, BMS or their respective Affiliates will make the Inventory available for pick-up by Purchaser or its common carrier. In addition, promptly, but in no event later than ten (10) days following the Closing Date, Seller, BMS or their respective Affiliates will deliver to Purchaser that portion of the Regulatory Documentation comprised of the complete complaint, adverse event and medical inquiry filings with respect to the Product. Promptly, but in no event later than thirty (30) days following the Closing Date, Seller, BMS or their respective Affiliates will deliver the Books and Records, the Marketing Materials and the balance of the Regulatory Documentation to Purchaser. Seller shall bear the risk of loss to the Inventory, the Regulatory Documentation, the Books and Records and the Marketing Materials until they have been delivered to Purchaser or its common carrier; thereafter, Purchaser shall bear all risk of loss associated with such Acquired Assets and shall be solely responsible for procuring adequate insurance to protect against such loss. Seller shall continue to maintain adequate insurance against loss associated with the Acquired Assets until they have been delivered to Purchaser or its common carrier. Seller shall provide, or shall cause to be provided, to Purchaser (i) upon delivery of the Inventory, Seller's standard certificate of analysis for each batch of Product and (ii) within ten (10) business days of the initial delivery of the Inventory, a complete copy of one (1) representative batch record for the Inventory.

         Section 2.06. Risk of Loss.

         Except as otherwise provided in Section 2.05(e), (a) until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the sole responsibility of Seller and (b) at the Closing, title to the Acquired Assets shall be transferred to Purchaser and Purchaser shall thereafter bear all risk of loss associated with the Acquired Assets including, without limitation, any loss from an environmental impact arising from the Release or consumption of the Product after the Closing, and shall be solely responsible for procuring adequate insurance to protect the Acquired Assets against any such loss.

                                   SECTION 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller, and/or where expressly indicated, BMS and/or Gillette, as the case may be, represent and warrant to Purchaser, as of the Closing Date (except as otherwise expressly provided herein), subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Sections hereof) supplied by Seller and dated as of the Closing Date (the "Disclosure Schedule"), which Disclosure Schedule shall be deemed to be representations and warranties of Seller as if made herein, as follows:

         Section 3.01. Organization, Etc.

         Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure to so qualify would not have a Material Adverse Effect on Seller. Seller has full power and authority, and holds all permits and authorizations, to carry on its business, including the Business, and to own and use the assets and properties owned and used by it, including the Acquired Assets, except where the failure to have such power and authority or to hold such permits or authorizations would not have a Material Adverse Effect on Seller.

         Section 3.02. Authority; Execution and Delivery; Enforceability.

         Seller has all requisite power and authority and has taken all actions necessary to execute and deliver this Agreement and all Related Instruments to be executed and delivered by Seller, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder, and no other proceedings on the part of Seller are necessary to authorize this Agreement or any Related Instrument to be executed and delivered by Seller or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming that this Agreement has been duly authorized, executed and delivered by Purchaser, BMS and Gillette, constitutes, and each Related Instrument that is to be executed and delivered by Seller will constitute when executed and delivered by Seller, assuming that such Related Instrument has been duly authorized, executed and delivered by Purchaser, BMS and Gillette, if and as applicable, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         Section 3.03. Consents and Approvals; No Violations.

                 (a) The execution and delivery by Seller of this Agreement and any Related Instruments, and the performance by Seller of its obligations under this Agreement and any Related Instrument to be executed and delivered by Seller and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with or violate or breach any of the terms, conditions or provisions of any organizational document of Seller, (ii) materially conflict with or result in a material violation or breach of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any Contract to which Seller is a party or by which Seller or any of the Acquired Assets is bound, or result in the creation or imposition of any Lien upon any of the Acquired Assets, or (iii) violate or conflict with any Requirements of Laws applicable to Seller or the Acquired Assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which would not result in a Material Adverse Effect with respect to Seller (any of (i), (ii) and (iii), a "Conflict").

                 (b) No permit, consent, approval, or registration, declaration or filing with, any Person (so as not to trigger any Conflict) is necessary for the execution and delivery of this Agreement or any Related Instrument by Seller or the consummation by Seller of the transactions contemplated by this Agreement or any Related Instrument to be executed and delivered by Seller, except for those filings, permits, consents, approvals, registrations or declarations the failure of which to be made or obtained would not result in a Material Adverse Effect with respect to Seller.

         Section 3.04. Financial Statements and Books and Records.

         The Financial Statements, copies of which are attached hereto as
Schedule 3.04, (a) are true and correct, (b) have been prepared in accordance with Seller's accounting policies applied on a consistent basis, which are in accordance with GAAP, and fairly present, in all material respects, as of the dates thereof and for the periods then ended, the Business, and (c) relate solely to the Business and no other business, division or assets of Seller, BMS or Gillette. To the Knowledge of Seller, the Books and Records are all of the books, records and recorded information exclusively related to the Business.

         Section 3.05. Absence of Certain Changes.

         Since January 1, 2002 and through the Closing Date, there has not been any Material Adverse Effect on the Business. Since January 1, 2002, (a) Seller has caused the Business to be conducted in the ordinary course, and (b) Seller has not: (i) mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any Acquired Asset, (ii) transferred or granted any rights or options in or to any of the Acquired Assets except for the transfer of inventory in the ordinary course of business, (iii) transferred to any Third Party any rights under any licenses, sublicenses or other agreements with respect to any Intellectual Property, or (iv) engaged in special promotions of the Product or established any tie-ins of the Product with Seller's other products.

         Section 3.06. Title of Assets.

         Upon the consummation of the transactions contemplated herein, Purchaser shall acquire good and marketable title to, and all right, title and interest of (a) Seller in and to, the Acquired Assets, free and clear of all Liens, other than Permitted Liens, and (b) BMS in and to, the BMS Patents and any of the Acquired Assets held in the name of BMS on the behalf of Seller, free and clear of all Liens, other than Permitted Liens.

         Section 3.07. Intellectual Property.

                 (a) Schedule 3.07(a) sets forth the BMS Patents, Copyrights, Internet Names and Trademarks, as well as any other Intellectual Property that is Registered Intellectual Property.

                 (b) To the Knowledge of the Seller, BMS and Gillette, each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid.

                 (c) To the Knowledge of Gillette, each Gillette Patent is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with each Gillette Patent have been paid. To the Knowledge of BMS, each BMS Patent is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with each BMS Patent have been paid.

                 (d) There are no claims, actions, suits, proceedings, arbitrations, orders, inquiries, hearings or assessments before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) or other Governmental Entity other than proceedings related to usual and customary patent prosecutions in the ordinary course of business ("Proceedings") relating to any Intellectual Property, BMS Know-How, Gillette Patent or Gillette Know-How and no Intellectual Property, BMS Know-How, Gillette Patent or Gillette Know-How is subject to any outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer or licensing thereof or that may affect the validity, use or enforceability of the Intellectual Property or any BMS Know-How, Gillette Patent or Gillette Know-How.

                 (e) To the Knowledge of Seller and BMS, no Person has infringed or misappropriated, or is infringing or misappropriating, the Intellectual Property. Seller has not received notice from any Person and has no Knowledge that the use of the Intellectual Property has infringed or misappropriated, or does or will infringe or misappropriate, the intellectual property of any Person or has constituted or does or will constitute unfair competition or trade practices under the laws of any jurisdiction.

                 (f) To the Knowledge of BMS, no Person has infringed or misappropriated, or is infringing or misappropriating, the BMS Patents or the BMS Know-How. BMS has not received notice from any Person and has no Knowledge that the use of the BMS Patents or the BMS Know-How has infringed or misappropriated, or does or will infringe or misappropriate, the intellectual property of any Person or has constituted or does or will constitute unfair competition or trade practices under the laws of any jurisdiction.

                 (g) To the Knowledge of Gillette, no Person has infringed or misappropriated, or is infringing or misappropriating, the Gillette Patents or the Gillette Know-How. Gillette has not received notice from any Person and has no Knowledge that the use of the Gillette Patents or the Gillette Know-How has infringed or misappropriated, or does or will infringe or misappropriate, the intellectual property of any Person or has constituted or does or will constitute unfair competition or trade practices under the laws of any jurisdiction.

                 (h) No present or former employee or consultant of Seller, BMS or Gillette and no other Person owns or has any proprietary financial or other interest, direct or indirect, in the Intellectual Property, the BMS Know-How, the Gillette Patents or the Gillette Know-How.

                 (i) The Intellectual Property, together with the license rights under Section 2.03 of this Agreement and the License Agreement, constitute all of the intellectual property rights owned or controlled by Seller, BMS and Gillette that are used exclusively in the Business as conducted as of the Closing Date or are otherwise necessary for the conduct of the Business as conducted as of the Closing Date.

         Section 3.08. Compliance with Law.

         Except to the extent that it could not reasonably be expected to have a Material Adverse Effect, the Business is conducted in compliance with all applicable permits, government licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions, decrees, laws, regulations, guidance and guidelines, including the United States Food, Drug and Cosmetic Act, as amended from time to time (the "FD&C Act") and the Prescription Drug Marketing Act, as amended from time to time. Seller has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such permits, government licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions, decrees, laws, regulations, guidance or guidelines.

         Section 3.09. Regulatory Matters.

                 (a) To its Knowledge, Seller has filed with the FDA all notices, supplemental applications and annual or other reports or documents, including adverse experience reports that are material to the conduct of the Business to the extent required under the FD&C Act, except to the extent failure to make such filings could not reasonably be expected to have a Material Adverse Effect.

                 (b) Except as could not reasonably be expected to have a Material Adverse Effect on the Business, Seller nor its Affiliates has received or been subject to: (i) any FDA Form 483's with respect to the Product; (ii) any FDA Notices of Adverse Findings with respect to the Product; or (iii) any warning letters or other written correspondence from the FDA or any other Governmental or Regulatory Authority with respect to the Product during the one
(1) year prior to this Agreement, or at any time prior to this Agreement to the extent still active or pending, in which the FDA or such other Governmental or Regulatory Authority asserted that the operations of Seller were not in compliance with applicable Requirements of Laws, with respect to the Product in the United States. Except as could not reasonably be expected to have a Material Adverse Effect on the Business, there has not been any occurrence of any product recall, market withdrawal or replacement, or post-sale warning conducted by or on behalf of Seller concerning the Product in the United States or any product recall, market withdrawal or replacement conducted by or on behalf of any entity as a result of any alleged defect in the Product in the United States during the one (1) year prior to this Agreement, or at any time prior to this Agreement to the extent still active or pending, and Seller has made available to Purchaser every complaint and notice of alleged defect or adverse reaction with respect to the Product in the United States that has been received in writing by Seller and its Affiliates or that has been orally transmitted to and recorded by Seller and its Affiliates.

                 (c) The Product Registration in the United States is the only regulatory approval necessary from the FDA for Seller to conduct the Business as conducted as of the Closing Date. To its Knowledge, all of the other Product Registrations held by the Seller, or BMS on the behalf of the Seller, are all of the regulatory approvals from the relevant regulatory authorities necessary for Seller to conduct the Business as conducted as of the Closing Date outside of the United States (it being acknowledged by the Parties that Seller is not conducting the Business outside of the United States as of the Closing Date).

                 (d) Seller has fulfilled and performed its obligations under the Product Registration in the United States and, to its Knowledge, under all of the other Product Registrations. To Seller's Knowledge, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default or violation under any such Product Registration or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Product Registration, or which might adversely affect in any material respect the rights of Seller under any such Product Registration; provided, however, post-marketing studies may be necessary or required by certain Governmental Entities. No notice of cancellation, of default, of violation or of any material dispute concerning the Product Registration in the United States or any of the other

Product Registrations, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller. The Product Registration in the United States and, to the Knowledge of Seller, BMS and Gillette, each of the other Product Registrations, is valid, subsisting and in full force and effect, and may, subject to applicable law, be assigned and transferred to Purchaser in accordance with this Agreement, and will continue in full force and effect thereafter, in each case so long as the Business is conducted by Purchaser in the manner currently conducted by Seller without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or
(ii) the consent, approval or act of, or the making of any filing with, any Governmental Entity other than as set forth on Schedule 3.09(d); provided, however, post-marketing studies may be necessary or required by certain Governmental Entities.

         Section 3.10. Inventory.

         The Inventory was manufactured in accordance with the applicable specifications for the Product and otherwise in accordance with current good manufacturing practices in effect at the time of manufacture. The Inventory, when delivered in accordance with Section 2.05(e), will not be (a) adulterated, misbranded or otherwise in violation of the FD&C Act or (b) an article that may not be introduced into interstate commerce under the provisions of Sections 404, 505 or 512 of the FD&C Act.

         Section 3.11. Litigation.

         There are no Proceedings pending or, to Seller's Knowledge, threatened against, relating to, affecting or arising in connection with (i) Seller (in respect of the Acquired Assets or the Business), the Acquired Assets or the Business, (ii) this Agreement and any Related Instrument to which it is a party or (iii) the transactions contemplated by this Agreement or any Related Instrument to which it is a party.

         Section 3.12. Environmental Claims.

         To the Knowledge of Seller, no claims have been made by third parties for any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials (as defined under Environmental Laws in effect as of the Closing Date) through or in, the air, soil, surface water, groundwater or property, relating to the Product arising from circumstances occurring after Seller transferred ownership of the Product to a customer.

         Section 3.13. Brokers or Finders.

         Seller has not retained any agent, broker, investment banker, financial advisor or other Person that is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement by reason of any action taken by or on behalf of Seller, and there are no claims for any of the foregoing.

         Section 3.14. Contracts and Commitments.

         On the Closing Date, Purchaser will not assume any Contracts, including without limitation any contracts relating to the supply of the Product by Seller to Third Parties. The foregoing notwithstanding, Schedule 3.14 identifies:

                       (i) Contracts relating to the supply to Seller of raw materials used to manufacture the Product;

                       (ii) Licenses to Seller, BMS or Gillette of any Third Party technology used in the manufacture, distribution, marketing or sale of the Product; and

                       (iii) Contracts relating to the hosting of the web sites
                             having any of the URLs listed on Schedule 3.07(a).

         Section 3.15. No Other Seller Representations or Warranties.

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3 (INCLUDING THE DISCLOSURE SCHEDULE) AND SELLER'S OFFICER'S CERTIFICATE, AND THOSE MADE BY BMS AND GILLETTE ON THEIR OWN BEHALF IN SECTIONS 5 AND 6, RESPECTIVELY, NONE OF SELLER, ITS AFFILIATES OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, ON BEHALF OF SELLER OR ANY OF ITS AFFILIATES.

                                   SECTION 4.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to each of the other parties, as of the Closing Date, as follows:

         Section 4.01. Organization, Etc.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority, and holds all permits and authorizations, to carry on its business and to own and use the assets and properties owned and used by it, except where the failure to have such power and authority or to hold such permits and authorizations would not have a Material Adverse Effect on Purchaser.

         Section 4.02. Authority; Execution and Delivery; Enforceability.

         Purchaser has all requisite corporate power and authority and has taken all actions necessary to execute and deliver this Agreement and all Related Instruments to be executed and delivered by Purchaser, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder, and no other proceedings on the part of Purchaser are necessary to authorize this Agreement or any Related Instrument to be executed and delivered by Purchaser or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming that this Agreement has been duly authorized, executed and delivered by Seller, BMS and Gillette, constitutes, and each Related Instrument that is to be executed and delivered by Purchaser will constitute when executed and delivered by Purchaser, assuming that such Related Instrument has been duly authorized, executed and delivered by Seller, BMS and Gillette, if and as applicable, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         Section 4.03. Consents and Approvals; No Violations.

                 (a) The execution and delivery by Purchaser of this Agreement and any Related Instruments, the performance by Purchaser of its obligations under this Agreement and any Related Instrument to be executed and delivered by Purchaser, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate or breach any of the terms, conditions or provisions of the certificate of incorporation, by-laws or other organizational document of Purchaser, (ii) materially conflict with or result in a material violation or breach of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any Contract to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound or (iii) violate or conflict with any Requirements of Laws, except in the case of clauses (ii) or
(iii) for violations, breaches or defaults which would not have a Material Adverse Effect with respect to Purchaser.

                 (b) No permit, consent, approval or registration, declaration or filings with, any Person is necessary for the execution and delivery of this Agreement or any Related Instrument by Purchaser or the consummation by Purchaser of the transactions contemplated by this Agreement or any Related Instrument to be executed and delivered by Purchaser, except for those permits, consents, approvals, registrations, declarations or filings the failure of which would not result in a Material Adverse Effect with respect to Purchaser.

         Section 4.04. Litigation.

         There are no Proceedings, pending or, to Purchaser's Knowledge, threatened in writing against, relating to, affecting or arising in connection with (a) Purchaser that would result in a Material Adverse Effect with respect to Purchaser, (b) this Agreement or any Related Instrument to be executed and delivered by Purchaser or (c) the transactions contemplated by this Agreement or any Related Instrument to be executed and delivered by Purchaser.

         Section 4.05. Brokers or Finders.

         Neither Purchaser nor its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or Person that is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement by reason of any action taken by or on behalf of any other party, and there are no claims for any of the foregoing.

         Section 4.06. No Other Purchaser Representations or Warranties.

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4 AND PURCHASER'S OFFICER'S CERTIFICATE, NONE OF PURCHASER, ITS AFFILIATES OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, ON BEHALF OF PURCHASER OR ANY OF ITS AFFILIATES.

                                   SECTION 5.
                      REPRESENTATIONS AND WARRANTIES OF BMS

         BMS represents and warrants to Purchaser, as of the Closing Date, as follows:

         Section 5.01. Organization, Etc.

         BMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BMS has full power and authority, and holds all permits and authorizations, to carry on its business and to own and use the assets and properties owned and used by it, except where the failure to have such power and authority or to hold such permits and authorizations would not have a Material Adverse Effect on BMS.

         Section 5.02. Authority; Execution and Delivery; Enforceability.

         BMS has all requisite corporate power and authority and has taken all actions necessary to execute and deliver this Agreement and all Related Instruments to be executed and delivered by BMS, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder, and no other proceedings on the part of BMS are necessary to authorize this Agreement or any Related Instrument to be executed and delivered by BMS, or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by BMS and, assuming that this Agreement has been duly authorized, executed and delivered by Seller, Purchaser and Gillette, constitutes, and each Related Instrument that is to be executed and delivered by BMS will constitute when executed and delivered by BMS, assuming that such Related Instrument has been duly authorized, executed and delivered by Seller, Purchaser and Gillette, if and as applicable, a valid and binding obligation of BMS, enforceable against BMS in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         Section 5.03. Consents and Approvals; No Violations.

                 (a) The execution and delivery by BMS of this Agreement and any Related Instruments, the performance by BMS of its obligations under this Agreement and any Related Instrument to be executed and delivered by BMS and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate or breach any of the terms, conditions or provisions of the certificate of incorporation, by-laws or other organizational document of BMS, (ii) materially conflict with or result in a material violation or breach of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any Contract to which BMS is a party or by which BMS or any of its properties or assets are bound or (iii) violate or conflict with any Requirements of Laws, except in the case of clause (ii) for violations, breaches or defaults which would not have a Material Adverse Effect with respect to BMS.

                 (b) No permit, consent, approval or registration, declaration or filings with, any Person is necessary for the execution and delivery of this Agreement or any Related Instrument by BMS or the consummation by BMS of the transactions contemplated by this Agreement or any Related Instrument to be executed and delivered by BMS, except for those permits, consents, approvals, registrations, declarations or filings the failure of which to be made or obtained would not result in a Material Adverse Effect with respect to BMS.

         Section 5.04. Brokers or Finders.

         Neither BMS nor its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or Person that is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement by reason of any action taken by or on behalf of any other party, and there are no claims for any of the foregoing.

         Section 5.05. Litigation.

         There are no Proceedings, pending or, to BMS' Knowledge, threatened in writing against, relating to, affecting or arising in connection with (a) BMS that would result in a Material Adverse Effect with respect to BMS, (b) this Agreement or any Related Instrument to be executed and delivered by BMS, or (c) the transactions contemplated by this Agreement or any Related Instrument to be executed and delivered by BMS.

         Section 5.06. No Other BMS Representations or Warranties.

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 5 AND BMS' OFFICER'S CERTIFICATE AND THOSE MADE BY SELLER ON ITS OWN BEHALF IN
SECTION 3 AND IN SELLER'S OFFICER'S CERTIFICATE, NONE OF BMS, ITS AFFILIATES OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, ON BEHALF OF BMS OR ANY OF ITS AFFILIATES.

                                   SECTION 6.
                   REPRESENTATIONS AND WARRANTIES OF GILLETTE

         Gillette represents and warrants to Purchaser, as of the Closing Date, as follows:

         Section 6.01. Organization, Etc.

         Gillette is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Gillette has full power and authority, and holds all permits and authorizations, to carry on its business and to own and use the assets and properties owned and used by it, except where the failure to have such power and authority or to hold such permits and authorizations would not have a Material Adverse Effect on Gillette.

         Section 6.02. Authority; Execution and Delivery; Enforceability.

         Gillette has all requisite corporate power and authority and has taken all actions necessary to execute and deliver this Agreement and all Related Instruments to be executed and delivered by Gillette, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder, and no other proceedings on the part of Gillette are necessary to authorize this Agreement or any Related Instrument to be executed and delivered by Gillette or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Gillette and, assuming that this Agreement has been duly authorized, executed and delivered by Seller, Purchaser and BMS, constitutes, and the Related Instruments to be executed and delivered by Gillette will constitute when executed and delivered by Gillette, assuming that such License Agreement has been duly authorized, executed and delivered by Seller, Purchaser and BMS, if and as applicable, a valid and binding obligation of Gillette, enforceable against Gillette in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         Section 6.03. Consents and Approvals; No Violations.

                 (a) The execution and delivery by Gillette of this Agreement and any Related Instrument, the performance by Gillette of its obligations under this Agreement and any Related Instrument to be executed and delivered by Gillette, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate or breach any of the terms, conditions or provisions of the certificate of incorporation, by-laws or other organizational document of Gillette, (ii) materially conflict with or result in a material violation or breach of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any Contract to which Gillette is a party or by which Gillette or any of its properties or assets are bound or (iii) violate or conflict with any Requirements of Laws, except in the case of clause (ii) for violations, breaches or defaults which would not have a Material Adverse Effect with respect to Gillette.

                 (b) No permit, consent, approval or registration, declaration or filings with, any Person is necessary for the execution and delivery of this Agreement or any Related Instrument by Gillette or the consummation by Gillette of the transactions contemplated by this Agreement or any Related Instrument to be executed and delivered by Gillette, except for those permits, consents, approvals, registrations, declarations or filings the failure of which to be made or obtained would not result in a Material Adverse Effect with respect to Gillette.

         Section 6.04. Brokers or Finders.

         Neither Gillette nor its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or Person that is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement by reason of any action taken by or on behalf of any other party, and there are no claims for any of the foregoing.

         Section 6.05. Litigation.

         There are no Proceedings, pending or, to Gillette's Knowledge, threatened in writing against, relating to, affecting or arising in connection with (a) Gillette that would result in a Material Adverse Effect with respect to Gillette, (b) this Agreement or any Related Instrument to be executed and delivered by Gillette, or (c) the transactions contemplated by this Agreement or any Related Instrument to be executed and delivered by Gillette.

         Section 6.06. No Other Gillette Representations or Warranties.

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 6 AND GILLETTE'S OFFICER'S CERTIFICATE AND THOSE MADE BY SELLER ON ITS OWN BEHALF IN SECTION 3 AND IN SELLER'S OFFICER'S CERTIFICATE, NONE OF GILLETTE, ITS AFFILIATES OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, ON BEHALF OF GILLETTE OR ANY OF ITS AFFILIATES.

                                    SECTION 7.
                                    COVENANTS

         Section 7.01. Transfer of Regulatory Matters.

                 (a) Promptly after the Closing and in any event within sixty
(60) days after the Closing, the parties shall file with the FDA the information required pursuant to 21 C.F.R. Part 314, or any successor regulation thereto, to transfer the Product Registrations from Seller or BMS, as applicable, to Purchaser. The parties also agree to use all reasonable commercial efforts, and in any event within sixty (60) days, to take any and all other actions required by the FDA, or other Governmental Entity, if any, to effect the transfer of the Product Registrations from Seller or BMS, as applicable, to Purchaser.

                 (b) Except as provided in Section 7.01(a), from and after the Closing, Purchaser, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Entity required by Requirements of Laws in respect of the Product Registrations, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Entity, (ii) taking all actions and conducting all communication with Third Parties in respect of the Product (whether sold before or after the Closing), including responding to (A) complaints in respect thereof, including complaints related to tampering or contamination, and (B) all medical information requests, and (iii) investigating all complaints and adverse drug experiences in respect of the Product (whether sold before or after the Closing); provided that for a period of thirty (30) days following the Closing Date, Seller, BMS and Gillette will cooperate with Purchaser and support Purchaser's efforts in connection with (i) communicating with Third Parties in respect of the Product (whether sold before or after the Closing), including responses to complaints and medical information requests, and (ii) investigating all complaints and adverse drug experiences in respect of the Product (whether sold before or after the Closing).

         Section 7.02. Access to Information.

                 (a) At any time after the Closing: (i) upon the request of Seller, upon reasonable written notice, Purchaser shall furnish or cause to be furnished to each of Seller, BMS and Gillette, as promptly as practicable, such information and assistance (to the extent within the control of the Purchaser) relating to the Acquired Assets (including access to the Books and Records) as is reasonably requested for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, the prosecution or defense of any claim, suit or proceeding related to any Tax Return, and in connection with any Proceedings, subject to reasonable rules and regulations imposed by Purchaser and applicable Requirements of Laws; and (ii) the parties shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business. Purchaser shall retain the Books and Records included in the Acquired Assets for a period of seven (7) years after the Closing. After the end of such seven-year period, before disposing of such Books and Records, Purchaser shall give notice to such effect to Seller (or its successors or assigns, as applicable) and shall give Seller, at Seller's cost and expense, an opportunity to remove and retain all or any part of such Books or Records as Seller may select.

                 (b) In addition, on or after the Closing: (i) subject to
Section 7.02(d), for a period of forty-two (42) months after the Closing Date, unless a longer period is required by law, each of Seller, BMS and Gillette shall grant Purchaser and its employees, attorneys, accountants, officers, representatives and agents, during normal business hours and upon reasonable advance written notice, reasonable access to redacted copies of Retained Information, for review by Purchaser, to the extent practicable, at the reasonable request of Purchaser; and (ii) each of Seller, BMS and Gillette shall cause their officers, employees, agents, auditors, Affiliates and representatives to cooperate with the Purchaser, for a period of one hundred and eighty (180) days after the Closing (or such longer period as otherwise stated in this Agreement), to ensure the orderly transition of the Business from Seller to Purchaser and to minimize any disruption to the Business and the other respective businesses of the parties that might result from the transactions contemplated hereby. Without limiting the generality of the foregoing, upon Purchaser's request, BMS shall use commercially reasonable efforts to cause its officers, employees, agents, auditors, Affiliates and representatives to provide Purchaser with a reasonable level of support and cooperation in connection with the transfer of the BMS Patents to Purchaser to enable Purchaser's continued prosecution of the BMS Patents. Purchaser shall use the Retained Information only in accordance with the license granted pursuant to Section 2.03 of this Agreement. For the avoidance of doubt, any Retained Information delivered or disclosed to Purchaser in accordance with this Section 7.02(b) may be redacted or withheld by the Seller to the extent such Retained Information is not relevant to the Business.

                 (c) Each of the parties shall reimburse the other parties for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 7.02. No party shall be required by this Section 7.02 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, the Business).

                 (d) Nothing in this Section 7.02 or otherwise in this Agreement shall require the disclosure or access by any party of any documents or information that would cause such party to forfeit or waive attorney-client privilege accorded it under applicable Requirements of Laws.

         Section 7.03. Confidentiality.

                 (a) Purchaser acknowledges that the information being provided to it in connection with the consummation of the transactions contemplated hereby is subject to the terms of that certain Confidentiality Agreement among Purchaser, Seller, BMS and Gillette dated February 18, 2002 (the "Confidentiality Agreement"), the terms of which are incorporated in this Agreement by reference. Effective upon, and only upon, the Closing, Purchaser's obligations under the Confidentiality Agreement shall terminate with respect to information included in the Acquired Assets; provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller, its Affiliates or any representatives of Seller or its Affiliates concerning Seller and its Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

                 (b) Each of Purchaser and Seller agrees that the terms of this Agreement and the Related Instruments shall not be disclosed or otherwise made available to the public and that copies of this Agreement and the Related Instruments shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Requirements of Laws and only to the extent required by such Requirements of Laws. In the event that such disclosure, availability or filing is required by applicable Requirements of Laws, each of Purchaser and Seller (as applicable) agrees to use all reasonable commercial efforts to obtain "confidential treatment" of this Agreement with the U.S. Securities and Exchange Commission (or the equivalent treatment by any other Governmental Entity) and to redact such terms of this Agreement and the Related Instruments as the other parties thereto shall reasonably request.

         Section 7.04. Transfer Tax.

         Except as otherwise provided in this Agreement, any excise, sales, use, transfer, value added or similar taxes (the "Transfer Taxes") required to be made to any Governmental Entity in connection with the transfer of Acquired Assets and the other transactions contemplated and pursuant to the terms of this Agreement shall be paid one hundred percent (100%) by the Purchaser. Seller and Purchaser shall cooperate in the timely making and filing of all filings, Tax Returns, reports and forms as may be required with respect to the Transfer Taxes payable in connection with the transfer of the Acquired Assets. Seller shall accept from Purchaser any certificates or other documentation reasonably required by the Purchaser to avoid or reduce any transfer taxes pursuant to this provision. Promptly after the Closing, Purchaser shall provide to Seller, and Seller shall file with the appropriate Governmental Entity, sales tax exemption certificates with respect to Inventory located in Indiana and New Jersey sold to Purchaser hereunder.

         Section 7.05. Further Assurances.

         Each party shall from time to time after the Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party to make effective the transactions contemplated by this Agreement and each Related Instrument.

         Section 7.06. No Use of Certain Names.

                 (a) Except as set forth in this Section 7.06, following the Closing, Purchaser shall not have any rights by virtue of this Agreement or any of the transactions or agreements contemplated hereby to any Names.

                 (b) Purchaser shall promptly, and in any event within six (6) months after the Closing, complete the revision of all product literature relating to the Product, including, without limitation, by deleting all references (i) to the Names and (ii) to Seller's or its Affiliates' customer service address or phone number. For a period of six (6) months from the Closing Date, Purchaser may continue to distribute product literature that uses any Names, addresses or phone numbers to the extent that such literature exists on the Closing Date, and Seller hereby grants to Purchaser rights under any copyrights and other intellectual property owned by Seller to the extent necessary to allow Purchaser to so use such product literature during such period; provided, however, that (i) Purchaser shall institute appropriate procedures (which procedures may be tracking of lot number information) to ensure that the Product finished or sold by, or on behalf of Purchaser, can be distinguished from the Product finished or sold by, or on behalf of, Seller prior to the Closing Date and (ii) Purchaser shall be solely responsible for ensuring that the content, use and distribution of such product literature complies and is conducted in accordance with applicable Requirements of Laws.

                 (c) Seller, BMS and Gillette hereby grant permission to Purchaser under the Names to the extent necessary to allow Purchaser and its Affiliates and their designees to market, distribute and sell the Inventory; and none of Seller, BMS or Gillette shall revoke such permission prior to the completion of Purchaser's marketing, distribution, and sale of the Inventory.

                 (d) In no event shall Purchaser use any Names after the Closing Date in any manner or for any purpose different from the use of such Names by the Seller during the ninety (90)-day period preceding the Closing Date.

                 (e) Purchaser shall use all reasonable commercial efforts to obtain its own NDC Numbers for the Product as soon as practicable after the Closing and in any event within ninety (90) days thereafter.

         Section 7.07. Bulk Transfer Laws.

         Purchaser hereby waives compliance by Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

         Section 7.08. Rebates; Returns Handling.

                 (a) Rebates; Chargebacks. Seller agrees to be responsible for all chargebacks and rebates which arose or accrued due to the sale of Products which occurred on or prior to the Closing Date ("Rebate Programs"). Seller is obligated to pay pursuant to any Rebate Programs for amounts charged to Seller's NDC Numbers for the Product and invoiced by such Rebate Programs within forty five (45) days after the Closing Date. Purchaser shall be responsible for all chargebacks and rebates which arose or accrued due to the sale of Products which occurred after the Closing Date, as well as all Rebate Program amounts charged to Purchaser's NDC Numbers for the Product and for all Rebate Program amounts charged to Seller's NDC Numbers for the Product and invoiced by such Rebate Programs more than forty five (45) days after the Closing Date. All payments due under this Section 7.08(a) for which Purchaser is responsible shall be made promptly to Seller upon submission to Purchaser of invoices that describe the requested payments in reasonable detail. In the event Seller or Purchaser disputes an amount owed under any Rebate Program, each of them shall provide to the other copies of any documents and records evidencing original rebate claims and any resubmissions of such claims and data relating to unit rebate calculations in order to enable the responsible party to resolve such disputed amount.

                 (b) Returns; Credits. Following the Closing, Seller and Purchaser will jointly issue a letter to customers of the Product, advising such customers of Purchaser's and Seller's respective responsibilities in connection with returns and credits. Purchaser shall be responsible for handling the returns and credits for all Product which accrue on or after the Closing Date, regardless of whether the

Product was shipped to a Third Party prior to, on or after the Closing Date. Seller shall be responsible for all credits which have accrued prior to the Closing Date. Credits shall be deemed to accrue upon the issuance of a credit memo to a Third Party. In the event that any returns for which Purchaser is responsible are delivered to Seller, such returns shall be shipped by Seller to Purchaser, and Purchaser shall reimburse Seller for the shipping costs incurred. In the case of returns of Seller-labeled Products, Seller, BMS and Gillette will cooperate with Purchaser to minimize any disruption of supply and to promote positive trade relations concerning the Product.

                 (c) Reimbursement. Purchaser and Seller each agree to reimburse the other, U.S. dollar for U.S. dollar, in the event that any of its or its respective Affiliates' customers offset, against accounts payable by such customer to Seller or Purchaser or its respective Affiliates, the cost of the Product returned by such customer, in each case which are the responsibility of the other pursuant to Section 7.08(b). Seller and Purchaser agree to, and to cause their respective Affiliates to, provide notice to one another of any such offset for which such party or its Affiliate is entitled to be reimbursed pursuant to Section 7.08(b). Payment shall be made promptly following receipt of notice of any such offset by a customer (together with supporting documentation). Seller and Purchaser shall cooperate to ensure that a customer does not offset returns of the Product against both Seller (or any of its Affiliates) and Purchaser.

         Section 7.09. Adverse Event Reporting.

                 Each of Purchaser and Gillette shall promptly notify the other of any significant adverse events that relate to the Product or are required in accordance with any Requirements of Law, including adverse drug experiences and governmental inquiries, and each of Purchaser and Gillette shall cooperate with the other in connection therewith as reasonably requested by the other party and as follows:

                 (a) Serious Adverse Events related to the Product of which Gillette becomes aware shall be submitted to Purchaser within three (3) business days but no more than four (4) calendar days from the date Gillette first becomes aware of such Serious Adverse Event. Non-Serious Adverse Events for the Product that are reported to Gillette shall be submitted to Purchaser no more than one (1) month from the date received by Gillette; provided, however, that medical and scientific judgment should be exercised in deciding whether expedited reporting is appropriate in other situations, such as important medical events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or may require intervention to prevent a Serious Adverse Event outcome. In no event, shall Gillette submit to Purchaser any adverse event report or similar information that does not relate to the Product.

                 (b) Serious Adverse Events related to the Product of which Purchaser becomes aware shall be submitted to Gillette within three (3) business days but no more than four (4) calendar days from the date Purchaser first became aware of such Serious Adverse Event. Upon the request of Gillette, Purchaser shall submit to Gillette any Non-Serious Adverse Events for the Product.

                 (c) Until the reporting procedures referenced in Section
7.09 (e) herein have been instituted by Purchaser and Gillette, a "Serious Adverse Event" for the Product shall have the meaning set forth in 21 C.F.R. (S) 314.80(a), as amended from time to time, and a "Non-Serious Adverse Event" for the Product is defined as an untoward medical occurrence at any dose of the Product that is not a Serious Adverse Event.

                 (d) As provided in Section 7.01(b) above, Purchaser shall be solely responsible for reporting adverse events to Governmental Entities to the extent required by applicable Requirements of Law. Gillette shall report all Serious Adverse Events and all Non-Serious Adverse Events involving the Product learned by it to:

                           Women First HealthCare, Inc.

                           12220 El Camino Real, Suite 400

                           San Diego, CA 92130

                           Facsimile:  (858) 509-3851
                           Telephone:  (858) 509-3836
                           Attention:  Doranne Frano

                 A CIOMS-I form or a form that contains the data elements of a CIOMS-I form is recommended.

                 (e) As soon as reasonably practicable after the Closing Date, Purchaser and Gillette shall discuss and develop mutually acceptable guidelines and procedures for the receipt, recordation, reporting, communication (as between the parties) and exchange of Serious Adverse Event and Non-Serious Adverse Event information, as applicable, to the other party; provided that Purchaser shall have exclusive responsibility for communications with Governmental Entities concerning the Product and related Serious Adverse Event and Non-Serious Adverse Event information. The parties shall bear their respective costs incurred in connection with receiving, recording, reviewing, reporting, communicating and exchanging with each other regarding and, as applicable, reporting and responding to Adverse Events.

                 (f) At the request of Gillette, Purchaser shall cease reporting all Serious Adverse Events involving the Product to Gillette. Gillette shall continue to make reports of Serious Adverse Events and Non-Serious Adverse Events to Purchaser in accordance with this Section 7.09.

         Section 7.10. Customer Notifications.

         Promptly after the Closing Date, Purchaser and Seller shall notify all wholesale distributors of the Product of the transfer of the Acquired Assets to Purchaser and that all purchase orders for Product should be sent to Purchaser at Patti Consilvio, Women First HealthCare, Inc., 12220 El Camino Real, Suite 400, San Diego, CA 92130, telephone: (858) 509-3816; facsimile: (858) 509-0853.

         Section 7.11. No Active Solicitation of Returns.

         To the extent that any Product does not have any safety or efficacy issues, Purchaser agrees that it will not actively solicit customers to return Product with a more than six-month shelf life that was sold by Seller, and Seller agrees that it will not actively solicit customers to return Product with a more than six-month shelf life that was sold by Seller or Purchaser.

         Section 7.12. Handling of Inventory.

         From and after the Closing Date, Purchaser shall hold, store, and ship any Inventory in compliance in all material respects with (a) all applicable Requirements of Laws, (b) current good manufacturing practices, (c) the Product Registrations, and (d) applicable analytical methods and procedures, material specifications, master batch records and stability protocols.

         Section 7.13. Non-Competition.

                 Except as contemplated by the Supply Agreement, Seller, BMS and Gillette each agree, on their own behalf and for the benefit of Purchaser, that for a period commencing on the Closing Date and ending ten (10) years later, neither they nor any of their respective Affiliates shall manufacture, market, distribute or sell a product, either for prescription or over-the-counter sale, containing eflornithine hydrochloride, for use in the Indication anywhere in the world ("Competitive Activities"). Without limiting the foregoing covenant, in the event Seller, BMS or Gillette proposes to acquire any business (or assets) that includes Competitive Activities which represent 10% or more of the net sales of the acquired business or are otherwise material to the acquired business, Seller, BMS or Gillette, as the case may be (the "Acquiring Party"), must divest the business with respect to any such competitive product promptly (and not less than six (6) months from the acquisition). Purchaser shall have the right of first refusal to acquire any such competitive product in the required divestiture. In the event the Acquiring Party and Purchaser fail to agree on the purchase of the competitive product, the Acquiring Party shall be permitted to divest the competitive product to a third party on terms no more favorable to the third party than those offered by the Acquiring Party to Purchaser. The covenant not to compete is inapplicable to a situation in which Seller, BMS or Gillette, as the case may be, undergoes a change of control which would otherwise result in a breach of this covenant as a result of pre-existing business; provided that the division, subsidiary or business group of the surviving party in such change of control that pursues such pre-existing business shall not have access to, and shall not refer to, rely upon or use in any manner, any materials, literature, technical data, contracts, records, regulatory filings or other recorded information developed by Seller, BMS, Gillette or Purchaser related to the Product. Each of the parties hereto recognizes that the restrictions contained in, and the terms of, this Section 7.13 are properly required for the adequate protection of the Acquired Assets and Purchaser's right to manufacture, distribute, market and sell the Product and agree that if any provision in this Section 7.13 is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable.

         Section 7.14. Non-Solicitation.

                 For a period of three (3) years following the Closing Date, Purchaser covenants that neither it nor its Affiliates shall, directly or indirectly, (a) induce, encourage or solicit any officer or employee of Seller, Gillette, BMS, GSub, BMSub listed on Schedule 7.14 to leave such employment or to accept any other position or employment with Purchaser or (b) assist any Affiliate or representative in hiring such employee.

         Section 7.15. Publicity.

                 The content of the initial press release to be issued by Purchaser relating to this Agreement and the transaction contemplated hereunder is attached hereto as Schedule 7.15. The form and content of any subsequent public announcement to be made by Purchaser regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other parties (which consent may not be unreasonably withheld), except as may be required by applicable law (including disclosure requirements of the Securities and Exchange Commission, the New York Stock Exchange, the Nasdaq Stock Market, or any other stock exchange) in which event the Purchaser shall use commercially reasonable efforts to give the other parties reasonable advance notice and reasonable opportunity to review any such disclosure.

                                   SECTION 8.
                            CONDITIONS TO OBLIGATIONS

         Section 8.01. Conditions to Obligations of Purchaser.

         The obligation of Purchaser to effect the Closing under this Agreement is subject to the satisfaction or waiver by Purchaser, at or prior to the Closing, of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Seller, BMS and Gillette made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date).

                 (b) Covenants. Seller, Gillette, BMS, GSub and BMSub shall have performed in all material respects all obligations and covenants required to be performed or complied with by them under this Agreement by the time of the Closing.

                 (c) Closing Deliverables. Seller, BMS and Gillette shall have delivered or caused to be delivered to Purchaser each of the documents specified in Section 2.05(b) of this Agreement.

         Section 8.02. Conditions to Obligations of Seller.

         The obligation of Seller to effect the Closing under this Agreement is subject to the satisfaction or waiver by Seller, at or prior to the Closing, of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date).

                 (b) Covenants. Purchaser shall have performed in all material respects all obligations and covenants required to be performed or complied with by Purchaser under this Agreement by the time of the Closing.

                 (c) Closing Deliverables. Purchaser shall have delivered or caused to be delivered to Seller, BMS and Gillette, as applicable, each of the documents and other deliverables specified in Section 2.05(c) of this Agreement.

         Section 8.03. Conditions to Obligations of All Parties.

         The obligation of all parties to effect the Closing under this Agreement is subject to the satisfaction or waiver by all parties, at or prior to the Closing, of the following conditions:

                 (a) No Proceedings. No Proceedings that question the validity or legality of the transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

                 (b) Consents. All consents and approvals of Governmental Entities necessary to permit the transactions contemplated hereby to be consummated shall have been obtained.

         Section 8.04. Waiver of Closing Conditions.

         Notwithstanding the conditions to the Parties' respective obligations to effect the Closing set forth in this Section 8, upon the receipt by (a) Seller of the Purchase Price and the Purchaser's delivery of the other closing deliveries contemplated by Section 2.05(c), and (b) Purchaser of the closing deliveries contemplated by Section 2.05 (b), Purchaser, Seller, BMS and Gillette shall be deemed to have waived each of the above conditions set forth in this
Section 8.

                                   SECTION 9.
                            SURVIVAL; INDEMNIFICATION

         Section 9.01. Survival of Representations.

         The representations and warranties contained in this Agreement, Seller's Officer's Certificate, BMS' Officer's Certificate, Gillette's Officer's Certificate and Purchaser's Officer's Certificate shall survive the Closing and remain in full force and effect until the first anniversary of the Closing Date; provided, however, that if notice of any claim for indemnification pursuant to
Section 9.02(a) or Section 9.03(a) shall have been given prior to the first anniversary of the Closing Date, the relevant representations and warranties shall survive for purposes of such claim until such time as such claim is finally resolved.

         Section 9.02. Indemnification by Seller, BMS and Gillette.

                 (a) Subject to Sections 9.02(d) and 9.07, from and after the Closing, Seller shall indemnify Purchaser, its Affiliates and each of their respective general partners, managers, stockholders, directors, officers, directors, employees, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to:

                       (i) subject to Section 9.01, any breach of any representation or warranty of Seller that is contained in this Agreement or Seller's Officer's Certificate;

                       (ii) any breach of any covenant of Seller contained in this Agreement; and

                       (iii) the failure by Seller to assume, pay, perform and
                             discharge any Excluded Liability.

                 (b) Subject to Sections 9.02(d) and 9.07, from and after the Closing, BMS shall indemnify Purchaser, its Affiliates and each of their respective general partners, managers, stockholders, directors, officers, employees, agents and representatives against, and hold them harmless from, any Losses, as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to any breach of any representation or warranty of BMS set forth in Section 3 or Section 5 of this Agreement or in BMS' Officer's Certificate, in each case subject to Section 9.01, and any breach of any covenant of BMS contained in this Agreement.

                 (c) Subject to Sections 9.02(d) and 9.07, from and after the Closing, Gillette shall indemnify Purchaser, its Affiliates and each of their respective general partners, managers, stockholders, directors, officers, directors, employees, agents and representatives against, and hold them harmless from, any Losses, as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to any breach of any representation or warranty of Gillette set forth in Section 3 or Section 6 of this Agreement or in Gillette's Officer's Certificate, in each case subject to Section 9.01, and any breach of any covenant of Gillette contained in this Agreement.

     (d) Seller, BMS and Gillette, in the aggregate, shall not be required to indemnify any Person, and shall not have any liability:

            (i) under any of Sections 9.02(a)(i), 9.02(a)(ii), 9.02(b) and 9.02(c) unless the aggregate of all Losses for which Seller, BMS and/or Gillette would, but for this clause (i), be liable exceeds on a cumulative basis an amount equal to two percent (2%) of the Purchase Price, and then only to the extent of any such excess; provided that this limitation shall not apply to the obligations of Seller, BMS and Gillette to indemnify any Person if the Losses to be indemnified arise from a breach of the representations and warranties of Seller set forth at Section 3.01 (Organization, Etc.), 3.02 (Authority; Execution and Delivery; Enforceability), or 3.13 (Brokers and Finders),
                    5.01 (Organization, Etc.), 5.02 (Authority; Execution and Delivery; Enforceability), 5.04 (Brokers and Finders), 6.01 (Organization, Etc.), 6.02 (Authority; Execution and Delivery; Enforceability) or 6.04 (Brokers and Finders).

            (ii) under any of Sections 9.02(a)(i), 9.02(a)(ii), 9.02(b) and 9.02(c) in excess of an aggregate amount equal to 35% of the Purchase Price or for any individual items where the Loss relating thereto is less than $25,000.00 in which case such items shall not be aggregated for purposes for this Section 9.02; provided that this limitation shall not apply to the obligations of Seller, BMS or Gillette, as the case may be, to indemnify any Person if the Losses to be indemnified arise from a breach of the representations and warranties of Seller set forth at Section 3.01 (Organization, Etc.), 3.02 (Authority; Execution and Delivery; Enforceability), 3.06 (Title of Assets), 3.13 (Brokers or Finders), 5.01 (Organization, Etc.), 5.02 (Authority; Execution and Delivery; Enforceability), 5.04 (Brokers and Finders), 6.01 (Organization, Etc.), 6.02 (Authority; Execution and Delivery; Enforceability) or 6.04 (Brokers and Finders).

            (iii) under any of Sections 9.02(a)(i), 9.02(a)(ii), 9.02(b) and 9.02(c) in excess of an aggregate amount equal to 100% of the Purchase Price solely with respect to the obligations of Seller, BMS or Gillette, as the case may be, to indemnify any Person if the Losses to be indemnified arise from a breach of the representations and warranties of Seller set forth at Section 3.06 (Title of Assets).

     (e) For the avoidance of doubt, Seller, BMS and Gillette, in the aggregate, shall not be required to indemnify any Person, and shall not have any liability under any of Sections 9.02(a)(i), 9.02(a)(ii), 9.02(b) and 9.02(c), for any
Losses:

            (i) unless the aggregate of such Losses exceeds the limitations set forth in Section 9.02(d)(i); and

            (ii) in excess of the aggregate limitations set forth in Section 9.02(d)(ii) for Losses to which such Section applies; and

              (iii) in excess of the aggregate limitations set forth in Section
                    9.02(d)(iii) for Losses to which such Section applies; and

              (iv) in excess of 100% of the Purchase Price for all Losses pursuant to Sections 9.02(a)(i), 9.02(a)(ii), 9.02(b) and 9.02(c) of this Agreement.

          (f) If, after due notice in accordance with Section 9.05(a), Seller fails to meet its obligations with respect to any Loss for which it is liable pursuant to Section 9.02(a), each of BMS and Gillette shall be individually, but not jointly, liable for fifty percent (50%) of such Loss.

     Section 9.03. Indemnification by Purchaser.

     Subject to Section 9.07, from and after the Closing, Purchaser shall indemnify Seller, its Affiliates and each of their respective general partners, managers, stockholders, directors, employees, agents and representatives against, and hold them harmless from, any Loss, as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to:

              (i) subject to Section 9.01, any breach of any representation or warranty of Purchaser that is contained in this Agreement or Purchaser's Officer's Certificate;

              (ii) any breach of any covenant of Purchaser contained in this Agreement;

              (iii) the failure of Purchaser to assume, pay, perform and discharge any Assumed Liability;

              (iv) the ownership and operation of the Acquired Assets after the Closing;

              (v) the inclusion of the Financial Statements in any registration, report or other submission filed with the U.S. Securities and Exchange Commission by Purchaser, except to the extent such Loss arises out of or results from any untrue statement of a material fact in the Financial Statements or omission to state in the Financial Statements any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

              (vi) any regulatory Liability that occurs after the Closing but before the transfer of the Product Registrations as set forth in Section 7.01.

     Section 9.04. Calculation of Losses.

     The amount of any Loss for which indemnification is provided under Section
9.02 or Section 9.03 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies (after reduction for any costs or expenses incurred in connection therewith, including, retrospective and prospective premium adjustments, experience-based premium adjustments) with respect to such Loss, and shall be reduced to take account of any net Tax benefit of the Indemnified Party arising from the occurrence or payment of any such Loss which is actually recognized via a reduction of income Tax liability that would have otherwise been due in the tax year such Loss is claimed (or, if applicable, in a prior year as a result of a carryback) on the Indemnified Party's federal and state income tax returns or within the four (4) succeeding tax years of the Indemnified Party. In computing the amount of such net Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of the right to receive any indemnity payment under Section 9.02 or Section 9.03 or the incurrence or payment of any indemnified Loss. Further, if a net Tax benefit results in a tax year after the tax year the loss was originally claimed by the Indemnified Party, the net Tax benefit shall be computed by computing the present value thereof using a discount rate of ten percent (10%). Any indemnity payment under
Section 9.02 or Section 9.03 shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination with respect to the Indemnified Party or any of its Affiliates causes any such payment not to be treated as an adjustment to such price for federal income Tax purposes.

     Section 9.05. Procedures.

          (a) In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party (the "Indemnifying Party") in writing (and in reasonable detail) of the Third Party Claim within fifteen (15) business days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 9.02 or 9.03 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Section 9.02 or 9.03, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     Section 9.06. Sole Remedy; No Additional Representations.

          (a) Except as otherwise specifically provided in this Agreement or in any Related Instrument, each of the parties acknowledge and agree that its sole and exclusive remedy after the Closing with respect to any and all claims and causes of action under or that are reasonably related to this Agreement, the transactions contemplated hereby, the Business, the Acquired Assets and the Assumed Liabilities (other than claims of, or causes of action arising from, fraud, other tortious acts, or relating to breaches of covenants requiring performance after the Closing Date) shall be pursuant to the indemnification provisions set forth in this Section 9. In furtherance of the foregoing, each of the parties hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action under or that are reasonably related to this Agreement, the transactions contemplated hereby, the Business, the Acquired Assets and the Assumed Liabilities (other than (i) rights, claims and causes of action under or that are reasonably related to the Supply Agreement or the License Agreement and (ii) claims of, or causes of action arising from, fraud, other tortious acts, or relating to breaches of covenants requiring performance after the Closing Date) it may have against any other party hereto arising under or based upon any applicable law or arising under or based upon common law or otherwise (except pursuant to the indemnification provisions set forth in Section 9.02 or Section 9.03, as applicable).

          (b) Purchaser acknowledges that none of Seller, its Affiliates or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Acquired Assets or Seller's operations relating to the Business furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement or the Related Instruments, and none of Seller, its Affiliates or any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, documents or material made available to Purchaser in any "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby except to the extent such information, documents or materials is included in the representations or warranties of Seller set forth in this Agreement or the Related Instruments.

          (c) Purchaser also acknowledges that, should the Closing occur, except as expressly set forth in the representations and warranties set forth in Sections 3, 5 or 6 of this Agreement or in the Related Instruments, there are no representations or warranties by Seller, BMS or Gillette of any kind, express or implied, with respect to the Business or the Acquired Assets, and that Purchaser is purchasing the Acquired Assets "as is", "where is" and "with all faults". Without limiting the generality of the foregoing, except as expressly set forth in the representations and warranties set forth in Sections 3, 5 or 6 of this Agreement or in the Related Instruments, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

     Section 9.07. Limitations on Liability.

     EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS, THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO INDIRECT, INCIDENTAL

OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION, LOST PROFITS, loss of use, damage to goodwill or loss of business.

     Section 9.08. Cooperation.

     Seller, BMS, Gillette and Purchaser shall cooperate with one another in resolving any claim or liability with respect to which one party is obligated to indemnify another under this Agreement, including by making all reasonable commercial efforts to mitigate or resolve any such claim or liability.

     Section 9.09. Indemnification in Case of Strict Liability or Indemnitee Negligence.

     THE INDEMNIFICATION PROVISIONS IN THIS SECTION 8 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED ON PAST, PRESENT, OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS, INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCT LIABILITY, SECURITIES OR OTHER LAWS, AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION; PROVIDED, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO RESTRICT OR LIMIT ANY DAMAGES, LOSSES, COSTS, EXPENSES, COMPENSATION, REIMBURSEMENT OR OTHER AMOUNT THAT THE INDEMNIFYING PARTY MAY BE ENTITLED TO RECOVER FROM THE INDEMNITEE UNDER THIS AGREEMENT OR APPLICABLE LAW.

                                  SECTION 10.
                             AMENDMENTS AND WAIVERS

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

                                   SECTION 11.
                                  MISCELLANEOUS

     Section 11.01. Notices.

     All notices and other communications under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally, or when sent if mailed by registered or certified mail (return receipt requested) or by reputable overnight express courier (charges prepaid) or transmitted by facsimile (with confirmation of transmittal) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Seller, to:

          Westwood-Squibb Colton Holdings Partnership
          c/o Bristol-Myers Squibb Company

                  P.O. Box 4000
                  Route 206 & Province Line Road
                  Princeton, New Jersey 08543-4000 USA
                  Telephone: (609) 252-4311
                  Facsimile: (609) 252-4232
                  Attention: Vice President and Senior Counsel,
                             Pharmaceutical Research Institute and
                             Worldwide Franchise Management and
                             Business Development

                  and

                  The Gillette Company
                  Prudential Tower Building
                  Boston, MA 02199-8004
                  Telephone: (617) 421-7606
                  Facsimile: (617) 421-7874
                  Attention: Senior Vice President and General Counsel

                  with a copy to:

                  Covington & Burling
                  One Front Street
                  San Francisco, CA 94111
                  Telephone: (415) 591-6000
                  Facsimile: (415) 591-6091
                  Attention: James C. Snipes, Esq.

                  and

                  Bristol-Myers Squibb Company
                  P.O. Box 4000
                  Route 206 & Province Line Road
                  Princeton, New Jersey 08543-4000 USA
                  Telephone: (609) 252-4311
                  Facsimile: (609) 252-4232
                  Attention: Vice President and Senior Counsel,
                             Pharmaceutical Research Institute and
                             Worldwide Franchise Management and
                             Business Development

                  with a copy to:

                  Reed Smith LLP
                  Princeton Forrestal Village
                  136 Main Street
                  Princeton, NJ 08540
                  Telephone: (609) 514-5999
                  Facsimile: (609) 951-0824
                  Attention: Diane M. Frenier, Esq.

          (b) if to Purchaser, to:

          Women First HealthCare, Inc.
          12220 El Camino Real, Suite 400
          San Diego, CA 92130
          Telephone: (858) 509-1171
          Facsimile: (858) 509-7538
          Attention: Edward F. Calesa
                     President and CEO

          with a copy to:

          Latham & Watkins
          12636 High Bluff Drive, Suite 300
          San Diego, CA 92130
          Telephone: (858) 523-5400
          Facsimile: (858) 523-5450
          Attention: Scott N. Wolfe, Esq.

     Section 11.02. Descriptive Headings.

     The descriptive headings in this Agreement are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.03. Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     Section 11.04. Entire Agreement.

     This Agreement and the Related Instruments contain the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings relating to such subject matter.

     Section 11.05. Fees and Expenses.

     Regardless of whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. As to the Related Instruments, Purchaser shall bear all fees, costs, taxes and expenses in connection with recording the assignments of Intellectual Property identified in the Assignment of Trademarks, Assignment of Copyrights, Assignment of BMS Patents and Assignment of Internet Names

     Section 11.06. Injunctive Relief.

     Each of the parties agrees that if Sections 7.03 or 7.13 of this Agreement are not performed in accordance with their specific terms or are otherwise breached, (a) severe and irreparable damage would occur, (b) no adequate remedy at law would exist and (c) damages would be difficult to determine. Each of the parties agrees that, in such case, the injured party or parties shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by applicable law, and the breaching party shall waive any requirement that such party or parties post bond as a condition for obtaining any such relief.

     Section 11.07. Assignment.

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be null and void; provided, however, that Purchaser may: (i) assign its rights and obligations after the Closing to the successor in interest to its business or a purchaser of all or substantially all of its assets relating to the Product, and (ii) pledge and grant a security interest in any of Purchaser's rights and interests in the Acquired Assets or the Business, including under this Agreement.

     Section 11.08. Successors and Assigns.

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any right, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11.09. Severability.

     In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     Section 11.10. Waiver of Jury Trial.

     Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any Related Instrument. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Related Instruments, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.10.

     Section 11.11. Dispute Resolution.

          The parties recognize that a bona fide dispute as to certain matters may from time to time arise which relates to any party's rights and/or obligations hereunder. Except as otherwise provided in Section 11.06 with respect to disputes regarding Sections 7.03 and 7.13, in the event of the occurrence of such a dispute, any party may, by notice to the other parties, have such dispute referred to their respective officers designated below, or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Such designated officers are as follows:

          For  Seller:   Charles Linzner, Vice President and Senior Counsel,
                         Pharmaceutical Research Institute and External
                         Development, of BMS

          For BMS:        Charles Linzner, Vice President and Senior Counsel,
                          Pharmaceutical Research Institute and External
                          Development
          For Gillette:   Richard Willard, Senior Vice President and General
                          Counsel
          For Purchaser:  Edward F. Calesa, President and CEO

          Except as otherwise provided in Section 11.06 with respect to disputes regarding Sections 7.03 and 7.13, in the event the officers designated in this
Section 11.11 are not able to resolve a dispute within the applicable thirty
(30) day period, or such other period of time as the parties may mutually agree in writing, the parties agree to have the dispute finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, 201-208. The arbitration shall be held in New York City. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. If the dispute is between any of Seller, BMS or Gillette, on the one hand, and Purchaser, on the other hand, Seller, BMS and/or Gillette, as applicable, shall jointly select one (1) arbitrator and Purchaser shall select one (1) arbitrator, who, in each case, shall be an experienced lawyer and fluent in English. The arbitrators selected by the parties shall select a third arbitrator from among arbitrators designated by the American Arbitration Association.

     Section 11.12. Governing Law.

     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 11.13. Schedules, Exhibits and Other Agreements.

     The Exhibits, Schedules, other agreements, certificates and notices specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement. Any disclosure that is made in any Schedules or certificates delivered pursuant to this Agreement shall be deemed responsive to any other applicable disclosure obligation hereunder.

         [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.

                            WESTWOOD-SQUIBB COLTON HOLDINGS PARTNERSHIP

                            BY: WESTWOOD-SQUIBB HOLDINGS, INC.,
                                its General Partner


                                By:        /s/ Sandra Leung
                                    -----------------------------------------
                                    Name:  Sandra Leung
                                    Title: Corporate Secretary

                            BY: COLTON RESEARCH AND
                                   DEVELOPMENT, INC., its General Partner


                                By:        /s/ James H. Taffeiren
                                    -----------------------------------------
                                    Name:  James H. Taffeiren
                                    Title: Vice President

                            THE GILLETTE COMPANY


                            By:         /s/ Carol S. Fischman
                                ---------------------------------------------
                                Name:   Carol S. Fischman
                                Title:  Deputy General Counsel and Assistant
                                        Secretary, as Attorney-in-Fact

                            BRISTOL-MYERS SQUIBB COMPANY


                            By:         /s/ Robert E. Ewers, Jr.
                                ---------------------------------------------
                                Name:   Robert E. Ewers, Jr.
                                Title:  Vice President, Corporate Development

                            WOMEN FIRST HEALTHCARE, INC.


                            By:         /s/ Charles M. Caporale
                                ---------------------------------------------
                                Name:   Charles M. Caporale
                                Title:  Chief Financial Officer